Exhibit 23.1


                         Consent of Price Waterhouse LLP

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                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1997, which appears on page 44 of the 1996 Annual Report to Shareholders of CIGNA Corporation, which is incorporated by reference in CIGNA Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page FS-2 of such Annual Report on Form 10-K.



/s/PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
July 23, 1997